LOAN AGREEMENT
(English Translation of Original Contract in Chinese)

This Agreement is entered into by the following:

Party A: Zhou Diping

Party B: PerfectEnergy (Shanghai) Company Limited

The parties hereto freely enter into this Agreement regarding loan by Party A to Party B, and agree as follows:

1.	To alleviate Party B’s cash flow pressure relating to its manufacturing operation, Party A agrees to loan Party B the sum of RMB 200,000.

2.	Party B agrees to borrow from Party A the sum of money described above, and further agrees to pay Party A interest at the rate of 7.2% per annum.

3.	Party A shall transfer the entire sum in one payment into Party B’s account, and the parties jointly agree that interest will begin to accrue on 2/25/2006.

4.	Term of the Loan: From 2/25/2006 to 2/24/2007. At the end of the Term, Party B shall repay the entire loan in one payment.

5.	Payment of Interest: Party B shall make interest payment once per quarter.

6.	Any issues not addressed by this Agreement shall be resolved by the parties amicably.

7.	This Agreement shall be in 2 copies, 1 copy to each party, and shall take effect upon the parties’ signatures and stamp.

Party A: Zhou Diping	Party B: PerfectEnergy (Shanghai) Co.

Signature:	Signature:

Stamp:	Stamp:

Date: